Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-235507) of our report dated December 31, 2019, relating to the financial statements of BiomX Inc. as of December 31, 2018 and 2017 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

December 31, 2019